EXHIBIT 10.14

                SECOND AMENDMENT TO BLUE LAKE CORPORATE CENTER
             STANDARD LEASE BETWEEN BLUE LAKE, LTD. AND CYBEAR, INC.

         THIS SECOND AMENDMENT TO LEASE (this "Second AMENDMENT") is made by and between BLUE LAKE, LTD. (the "LANDLORD") and CYBEAR, INC. (FL), successor by merger to CYBEAR, INC, (the "TENANT") as of this 3rd day of September, 1999.

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are bound under that certain Blue Lake Corporate Center Standard Lease, dated September 14, 1998 (the "ORIGINAL LEASE") as amended by the First Amendment thereto, dated February 4, 1999 ("FIRST AMENDMENT") regarding certain leased premises (the "EXISTING PREMISES") described in the Original Lease and the First Amendment (collectively, the "LEASE"), being located in Blue Lake Corporate Center, Boca Raton, Florida; and

         WHEREAS, Tenant desires to lease the Reduced Expansion Premises (as defined in the First Amendment) and Landlord has agreed to lease the Reduced Expansion Premises to Tenant, subject to and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid by Tenant to Landlord, the mutual promises contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated by this reference as if set forth in their entirety.

         2. DEFINED TERMS. Terms in this Amendment shall have the same meaning as ascribed to said terms in the Lease, unless otherwise provided in this Second Amendment. As hereby amended, the Lease and this Second Amendment shall hereinafter be referred to as the "Lease".

         3. EXPANDED PREMISES. Exhibit "A" of the Lease, as replaced with EXHIBIT "A-REVISED", pursuant to the First Amendment, shall be modified to add thereto EXHIBIT "A-1-REVISED" as attached to the First Amendment. The term "Premises" shall be deemed to be, and shall be defined as, the Enlarged Premises, together with the Reduced Expansion Premises. The parties stipulate that the Reduced Expansion Premises contains 16,420 square feet of Net Rentable Area, based on 14,278 usable square feet and a fifteen (15%) percent add-on factor and that the Premises as amended hereby contains a total of 38,068 square feet of Net Rentable Area based on 33,102 usable square feet and a fifteen (15%) percent add-on factor. Landlord and


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Tenant agree that the foregoing calculation shall be dispositive of the actual
Net Rentable Area and that no further measurement shall be made of the Premises pursuant to Section 1 of the BLI Rider to the Lease. The Rentable Area of the Premises includes restrooms, electrical and mechanical rooms over which the Tenant is herein granted exclusive control and dominion which are themselves deemed part of the premises, except that Landlord shall maintain such electrical and mechanical rooms. As a result of the amendments set forth herein, the Right of First Refusal contained in Paragraph 1.B of the Original Lease is no longer applicable and is deemed deleted.

         4. TENANT'S SHARE. Tenant's Share (as set forth in Paragraph 3 of the BLI Rider and as defined in the Lease) for the Premises shall be increased to 2.15%.

         5. RENT COMMENCEMENT DATE WITH RESPECT TO REDUCED EXPANSION PREMISES. With respect to the Reduced Expansion Premises, the Rent Commencement Date shall be April 1, 2000.

         5. EXTENSION OF LEASE TERM. With respect to the Premises (as expanded hereby) Lease Term shall be extended so that the Lease Term will expire on March 31st, 2007.

         6. BASE RENT. Section 3 of the BLI Rider to the Lease is hereby replaced with the following:

         BASE RENT: TENANT AGREES TO PAY TO LANDLORD AS RENT FOR THE PREMISES, IN ADVANCE WITHOUT DEMAND, DEDUCTION OR SET OFF (EXCEPT AS OTHERWISE MAY BE SPECIFICALLY PROVIDED IN THE LEASE), FROM AND AFTER THE RENT COMMENCEMENT DATE AND THROUGHOUT THE TERM, THE ANNUAL BASE RENT IN THE AMOUNTS AS INDICATED IN THE FOLLOWING SCHEDULE OF BASE RENT IN EQUAL MONTHLY INSTALLMENTS, PLUS APPLICABLE SALES TAX.

                             SCHEDULE OF BASE RENT
                             ---------------------
        -----------------------------------------------------
        PERIOD       PER SQUARE   ANNUAL BASE    MONTHLY BASE
                     FOOT         RENT           RENT
        -----------------------------------------------------
        01/01/99 -     $12.50     $270,600.00     $22,550.00
        12/31/99
        -----------------------------------------------------
        01/01/0O -     $12.88     $278,826.00     $23,235.52
        03/31/00             based on 21,648 sq. feet
        -----------------------------------------------------

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        -----------------------------------------------------
        04/01/00 -     $12.88     $490,315.84     $40,859.65
        12/31/00             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/01 -     $13.27     $505,162.36     $42,096.86
        12/31/01             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/02 -     $13.67     $520,389.56     $43,365.80
        12/31/O2             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/03 -     $14.08     $535,997.44     $44,666.45
        12/31/03             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/04 -     $14.50     $551,986.00     $45,998.83
        12/31/04             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/05 -     $14.94     $568,735.92     $47,394.66
        12/31/05             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/06 -     $15.39     $585,866.52     $48,822.21
        12/31/06             based on 38,068 sq. feet
        -----------------------------------------------------
        01/01/07 -     $15.85     $603,377.80     $50,281.48
        03/31/07             based on 38,068 sq. feet
        -----------------------------------------------------

         EACH MONTHLY INSTALLMENT IN ACCORDANCE WITH THE ABOVE SCHEDULE SHALL BE DUE AND PAYABLE ON OR BEFORE THE FIRST DAY OF EACH CALENDAR MONTH SUCCEEDING THE RENT COMMENCEMENT DATE, EXCEPT THAT THE RENTAL PAYMENT FOR ANY FRACTIONAL CALENDAR MONTH COMMENCING ON THE RENT COMMENCEMENT DATE OF THE LEASE SHALL BE PRORATED.

         7. DEMISING OF REDUCED EXPANSION PREMISES. The Landlord is not and shall not be responsible for the design or construction of any Tenant Improvements (other than for a Landlord's Contribution of $214,170.00, which shall replace any Landlord's Contribution provided in the Lease other than the demolition of existing improvements in the Reduced Expansion Premises, which shall be accomplished by Landlord, at its expense, within sixty (60) days from receipt of the Landlord-Approved Tenant Construction Plans, pursuant to a demolition plan approved by Tenant.

         8. TENANT IMPROVEMENTS. Tenant shall complete or cause the completion of improvements to the Reduced Expansion Premises in accordance with the Work Letter Agreement to the Lease. The Landlord's Contribution shall apply to the Reduced Expansion Premises on the same basis as provided in the Work Letter Agreement to the Premises.

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         9. PARKING SPACES. In addition to Tenant's right to use the parking facility as described in Paragraph 7 of the Original Lease, Landlord shall assign for Tenant's exclusive use during the term of the Lease, the six (6) parking spaces depicted on EXHIBIT "L" attached hereto and made part hereof. Landlord reserves the right to reconfigure and to reasonably relocate the aforementioned Tenant's spaces from time to time; however, Landlord agrees that the same number of parking spaces will remain in the same vicinity. Tenant agrees that Landlord will have no liability on account of any loss or damage to any vehicle, except as otherwise expressly provided in this Lease nor will the Landlord be responsible for patrolling said spaces. There shall be no rental payable by Tenant for the use of the assigned spaces. The assigned spaces will be marked by Landlord, at its expenses, to read "Reserved-Cybear, Inc., (FL)" or such other designation(s) of Tenant as desired by Tenant. Landlord is not responsible for patrolling the assigned spaces as described above.

         10. RATIFICATION. Except as herein specifically amended, the terms of the Lease are incorporated herein by reference as if fully set forth herein and shall apply to and bind the Reduced Expansion Premises. In the event of any conflict or ambiguity between this Second Amendment and the Lease, this Second Amendment shall preempt and control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this Second Amendment. Landlord and Tenant each represent and warrant to the other that (i) the execution and delivery of the Second Amendment has been fully authorized by all necessary corporate action, and (ii) this Second Amendment is valid, binding and legally enforceable in accordance with its terms.

         11. BROKERS. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for Blue Lake Realty, Inc. and the agents or brokers specifically set forth in the BLI Rider to the Lease whose commissions shall be paid by Landlord pursuant to separate agreement. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

        IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of this 3rd day of September, 1999.

WITNESSES:                               "LANDLORD"

                                         BLUE LAKE, LTD., a Florida limited
                                         partnership

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                                         By: BLUE LAKE, INC., a Florida
                                             corporation, its General Partner

                                             By: /s/ Michael D. Masanoff, EVP
                                                --------------------------------

Print Name: /s/ Charlotte A. Keller             Name: Michael D. Masanoff, EVP
           -------------------------                 ---------------------------
                                                        Authorized Agent
Print Name: /s/ E.R. Raybody
           -------------------------
                                                          (Corporate Seal)

                                         "TENANT"

                                         CYBEAR INC. (FL), a Florida corporation

                                          By: /s/ Jack S. Greenman
                                             -----------------------------------

Print Name: /s/ Charlotte A. Keller              Name: Jack S. Greenman
           -------------------------                  --------------------------

Print Name: /s/ E.R. Rayboy                      Title:  EVP
           --------------------------                  -------------------------

                                                           (Corporate Seal)

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                              REVISED EXHIBIT "A-1"
                           REDUCED EXPANSION PREMISES

                               [GRAPHIC OMITTED]

                                       -6-
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                                   EXHIBIT C
                                    PARKING

                               [GRAPHIC OMITTED]

                                       -7-